ADDITIONAL INFORMATION

Shareholder Meetings

At a special shareholders' meeting held on December 4, 2017, shareholders of Natixis Funds
Trust I voted for the following proposal:

1.	Election of Trustees for Natixis Funds Trust
I:

Nominee
Voted "FOR"
Withheld
Total Votes
Kevin
Charleston
370,772,225.201
2,295,844.378
373,068,069.579
Kenneth
A.
Drucker
370,283,839.168
2,784,230.411
373,068,069.579
Edmond J.
English
370,659,753.916
2,408,315.663
373,068,069.579
David L.
Giunta
370,784,195.912
2,283,873.667
373,068,069.579
Richard
A. Goglia
370,460,463.208
2,607,606.371
373,068,069.579
Wendell J.
Knox
370,534,122.392
2,533,947.187
373,068,069.579
Martin T.
Meehan
370,538,829.643
2,529,239.936
373,068,069.579
Maureen
B.
Mitchell
370,919,944.816
2,148,124.763
373,068,069.579
Sandra O.
Moose
370,426,616.935
2,641,452.644
373,068,069.579
James P.
Palermo
370,643,215.858
2,424,853.721
373,068,069.579
Erik R.
Sirri
370,711,200.752
2,356,868.827
373,068,069.579
Peter J.
Smail
370,588,393.592
2,479,675.987
373,068,069.579
Cynthia L.
Walker
370,711,120.477
2,356,949.102
373,068,069.579

Exhibit 77C